                                                                    EXHIBIT 11.1

                   Lamar Advertising Company and Subsidiaries
                   Earnings Per Share Computation Information

                  Years ended December 31, 2000, 1999 and 1998


                                                         Year Ended         Year Ended         Year Ended
                                                        December 31,       December 31,       December 31,
                                                            2000               1999               1998
                                                        ------------       ------------       ------------
Net loss applicable
  to common stock                                       $(94,470,000)      $(44,900,000)      $(12,255,000)
                                                        ============       ============       ============

Weighted average common shares outstanding                91,164,884         69,115,764         51,361,522
Shares issuable upon exercise of stock
 options                                                          --                 --                 --
Incremental shares from convertible debt                          --                 --                 --
                                                        ------------       ------------       ------------
Weighted average common shares and common
 equivalents outstanding                                  91,164,884         69,115,764         51,361,522
                                                        ============       ============       ============

Net loss per common share
 basic and diluted                                      $      (1.04)      $      (0.65)      $      (0.24)
                                                        ============       ============       ============


The above earnings per share (EPS) calculations are submitted in accordance with Statement of Financial Accounting Standards No. 128. An EPS calculation in accordance with Regulation S-K item 601 (b) (11) is not shown above for the years ended December 31, 2000, 1999 and 1998 because it produces an antidilutive result. The following information is disclosed for purposes of calculating antidilutive EPS for that period.


                                                         Year Ended         Year Ended         Year Ended
                                                        December 31,       December 31,       December 31,
                                                            2000               1999               1998
                                                        ------------       ------------       ------------
Net loss applicable
  to common stock                                       $(94,470,000)      $(44,900,000)      $(12,255,000)

Income impact of assumed conversions                       9,207,188          3,581,974                 --
                                                        ------------       ------------       ------------

Loss available to common
 shareholders + assumed conversion                       (85,262,812)       (41,318,026)       (12,255,000)
                                                        ============       ============       ============

Weighted average common shares outstanding                91,164,884         69,115,764         51,361,522
Shares issuable upon exercise of stock
 options                                                     591,498            599,363            505,558
Incremental shares from convertible debt                   6,216,210          2,418,361                 --
                                                        ------------       ------------       ------------

Weighted average common shares plus
 dilutive potential common shares                         97,972,592         72,133,488         51,867,080
                                                        ============       ============       ============

Net loss per common share -
 diluted                                                $      (0.87)      $      (0.57)      $      (0.24)
                                                        ============       ============       ============